UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2016, Zimmer Biomet Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a revolving credit and term loan agreement and a first amendment to their existing credit agreement, as described below.

A. 2016 Revolving and Term Loan Credit Agreement:

The Credit Agreement dated as of September 30, 2016 (the “2016 Credit Agreement”) is a (x) 3-year unsecured term loan facility for the Company in the principal amount of $750.0 million (the “2016 Term Facility”) and (y) a 5-year unsecured multicurrency revolving facility for the Company and certain of its subsidiaries in the principal amount of $1.5 billion (the “2016 Multicurrency Revolving Facility”) among the Company, Zimmer Biomet G.K., ZB Investment Luxembourg S.A.R.L., the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders named therein.

The 2016 Multicurrency Revolving Facility replaces the Company’s existing multicurrency revolving facility (the “2014 Multicurrency Revolving Facility”) under the Credit Agreement dated as of May 29, 2014, among the Company, Zimmer Biomet G.K. (successor in interest to Zimmer K.K.), ZB Investment Luxembourg S.A.R.L. (successor in interest to Zimmer Investment Luxembourg S.A.R.L.), the borrowing subsidiaries from time to time party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders from time to time party thereto (the “2014 Credit Agreement”). The 2014 Credit Agreement provided for the 2014 Multicurrency Revolving Facility, which was a $1.35 billion revolving credit facility maturing on May 29, 2019, with two one-year extensions available at the Company’s discretion. On September 30, 2016, the Company borrowed $750.0 million under the 2016 Term Facility and utilized those borrowings to repay outstanding borrowings under the 2014 Multicurrency Revolving Facility incurred in connection with the previously announced acquisition of LDR Holding Corporation. The 2014 Multicurrency Revolving Facility was terminated effective September 30, 2016.

The 2014 Credit Agreement also provides for a 5-year unsecured term loan facility in the original principal amount of $3.0 billion, which term loan facility remains in effect.

The 2016 Multicurrency Revolving Facility will mature on September 30, 2021, with two available one-year extensions at the Company’s discretion. Borrowings under the 2016 Multicurrency Revolving Facility will be used for general corporate purposes.

Borrowings under the 2016 Credit Agreement will bear interest at floating rates based upon indices determined by the currency of the borrowing, or at an alternate base rate, in each case, plus an applicable margin determined by reference to the Company’s senior unsecured long-term credit rating, or, in the case of borrowings under the 2016 Multicurrency Revolving Facility only, at a fixed rate determined through a competitive bid process.

The Company will pay a facility fee on the aggregate amount of the 2016 Multicurrency Revolving Facility at a rate determined by reference to the Company’s senior unsecured long-term credit rating.

The 2016 Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on consolidations, mergers and sales of assets. The 2016 Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of (x) no greater than 5.0 to 1.0 for any of the fiscal quarters ending September 30, 2016, December 31, 2016, March 31, 2017, and June 30, 2017, and (y) no greater than 4.5 to 1.0 for any fiscal quarter thereafter. If the Company does not maintain Investment Grade Standing (as defined in the 2016 Credit Agreement), additional restrictions would result, including restrictions on investments and payment of dividends.

The obligations of the borrowers (other than the Company) under the 2016 Credit Agreement are guaranteed by the Company.

The foregoing description of the 2016 Credit Agreement is qualified in its entirety by reference to the full text of the 2016 Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In the ordinary course of business, certain of the lenders under the 2016 Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received, and may in the future receive, compensation.

B. First Amendment to 2014 Credit Agreement:

The First Amendment dated as of September 30, 2016, to the 2014 Credit Agreement (the “Amendment”) amends the 2014 Credit Agreement to conform the affirmative and negative covenants and other terms to those contained in the 2016 Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 30, 2016, among the Company, Zimmer Biomet G.K., ZB Investment Luxembourg S.A.R.L., the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders named therein

10.2	First Amendment, dated as of September 30, 2016, to the Credit Agreement dated as of May 29, 2014 among the Company, Zimmer Biomet G.K., ZB Investment Luxembourg S.A.R.L., the borrowing subsidiaries from time to time party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders from time to time party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 30, 2016, among the Company, Zimmer Biomet G.K., ZB Investment Luxembourg S.A.R.L., the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders named therein

10.2	First Amendment, dated as of September 30, 2016, to the Credit Agreement dated as of May 29, 2014 among the Company, Zimmer Biomet G.K., ZB Investment Luxembourg S.A.R.L., the borrowing subsidiaries from time to time party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders from time to time party thereto